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                                                                    EXHIBIT 1-36



                           THE DETROIT EDISON COMPANY

                            REMARKETED SECURED NOTES

                             DISTRIBUTION AGREEMENT



                                           [          ]


[AGENTS]




Ladies and Gentlemen:

         The Detroit Edison Company, a Michigan corporation (the "Company"),
proposes to issue and sell up to $      aggregate principal amount of its
Remarketed Secured Notes (the "Notes") in one or more offerings on terms to be determined at the time of sale. The Notes will be issued pursuant to a collateral trust indenture, dated as of June 30, 1993, as amended and supplemented from time to time (together, the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Note Trustee"). Each issue of Notes may vary as to aggregate principal amount, maturity date and any other variable terms which the Indenture contemplates may be set forth in the Notes as issued from time to time.

         Payment of the principal of, premium, if any, and interest on each series of Notes is to be secured by the pledge by the Company to the Note Trustee of a general and refunding mortgage bond (each, a "Pledged Bond") to be issued under the Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and Bankers Trust Company, as trustee ("Mortgage Trustee"), as amended and supplemented by various supplemental indentures including the supplemental indenture creating each Pledged Bond (the "Mortgage").

         Prior to each offering of the Notes the Company shall enter into a terms agreement substantially in the form of Exhibit A hereto (the "Terms Agreement"). From and after the date of the execution and delivery of the Terms Agreement, this Agreement shall be deemed to incorporate the Terms Agreement. As used herein, "you" and "your", unless the context otherwise requires, shall mean such of the parties, if any, to whom this Agreement is addressed as are named in the Terms Agreement or any additional parties specifically identified as agents or underwriters in the Terms Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333- ) on Form S-3 relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file

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such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act), as from time to time amended or supplemented pursuant to the Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement to the Prospectus prepared pursuant to Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Notes to which it relates.

         1. Representations and Warranties of the Company. The Company represents and warrants to you as of the date hereof, and to each of you named in the Terms Agreement as of the date thereof (such later date being hereinafter referred to as the "Representation Date") as follows:

         a. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         b. (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement (including material incorporated by reference therein), when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
         Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statement of Eligibility (the "Form T-1") under the Trust Indenture Act of the Note Trustee or the Mortgage Trustee.

         c. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Michigan, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent



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         that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         d. Each of this Agreement and, on the applicable Representation Date, the Terms Agreement has been duly authorized, executed and delivered by the Company.

         e. Each of the Indenture and the Mortgage has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         f. The forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered and duly paid for as contemplated hereby, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         g. The Pledged Bond has been duly authorized and established in conformity with the provisions of the Mortgage and, when the Pledged Bond has been executed and authenticated in accordance with the provisions of the Mortgage and pledged to the Note Trustee as contemplated by the Indenture, the Pledged Bond will be entitled to the benefits of the Mortgage and will be a valid and binding obligation of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the payments of the principal of, premium, if any, and interest on the Notes to which a Terms Agreement relates are secured by the related Pledged Bond.

         h. The execution and delivery by the Company of this Agreement, the applicable Terms Agreement, the Notes, the Indenture, the Pledged Bond and the Mortgage, and the performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Notes, the Indenture, the Pledged Bond and the Mortgage will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment,

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         order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency not already obtained is required for the performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Notes, the Indenture, the Pledged Bond and the Mortgage, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Notes.

         i. There has not been any material adverse change, or any development involving a prospective material adverse change (in either case, not in the ordinary course of business), in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

         j. Other than as disclosed in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         k. Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         l. Assuming that the Note Trustee holds the Pledged Bond as provided in the Indenture, the Indenture creates a valid and perfected first priority security interest in the Pledged Bond.

         m. The Company has good and marketable title to all properties standing of record in its name (which includes, without limitation, all of those properties, except pollution control facilities standing in the names of certain municipalities which are being purchased by the Company pursuant to installment sales contracts and the undivided ownership interest of Michigan Public Power Agency in a portion of the Belle River Power Plant, in each case as described in the Prospectus, which constitute or on which there are erected its principal plants, generating stations and substations and on which its general office and service buildings are constructed and all other important parcels of real estate)and

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         improvements thereon, subject to the lien of the Mortgage and to minor exceptions and minor defects, irregularities and deficiencies which, in the opinion of the Company, do not materially impair the use of such property for the purpose for which it is held by the Company, and the Company has adequate rights to maintain and operate such of its transmission and distribution facilities as are located on public or other property not owned by the Company.

         n. The Mortgage is a first lien (subject to no prior liens, charges, encumbrances or security interests, except current taxes and assessments not yet due and minor encumbrances which do not materially impair the use of such property for the purpose for which it is held by the Company) duly filed and recorded, on substantially all of the Company's tangible properties and franchises (other than items purchased for resale in the ordinary course of business) and (subject to the necessity for particular filings and recordings in the case of certain personal property such as railroad rolling stock) will constitute a like lien on any such properties hereafter acquired by the Company except that any such after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by the Company, except that the Mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded and except that the Mortgage may not be effective as to property acquired subsequent to the filing of a case with respect to the Company under the Bankruptcy Code.

         Any certificate signed by any director or officer of the Company and delivered to you in connection with an offering of Notes or the sale of Notes shall be deemed a representation and warranty by the Company to you as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

         2.   Solicitations as Agent; Purchases as Principal.

         a. The Company may sell Notes directly to purchasers, in which case you will act as agent of the Company and use your reasonable efforts to solicit offers to purchase Notes, or the Company may sell Notes to you as principal for resale to purchasers.

         b. Your engagement as agent for the Company or your commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. The Terms Agreement shall specify whether the Notes subject thereto are being sold by the Company through you as agent or to you as principal, the principal amount of Notes to be sold through or purchased by you pursuant thereto, as applicable, the commission to be paid by the Company to you as agent (which shall be expressed as a percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by you) or the price to be paid by you to the Company for such Notes (which, if not so specified in the Terms Agreement, shall be expressed as a discount of the public offering price of such Notes), the time (such time being

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         hereinafter referred to as a "Closing Time") and place of delivery of and the manner of payment for such Notes, and such other provisions (including further terms of such Notes) as may be mutually agreed upon.

         3. Covenants of the Company. The Company covenants and agrees with you, and with each of you participating in the sale or offering of Notes, as follows:

         a. Prospectus Supplements. Immediately following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Notes covered thereby and their terms not otherwise specified in the Prospectus, the names of such of you as are participating in the offering and the commissions or discounts received by you in connection with such offering, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Notes. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the rules and regulations under the Act.

         b. Notice of Certain Proposed Filings. The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus whether by the filing of documents pursuant to the Exchange Act, the Act or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing, and will not file any such amendment or supplement in a form to which you shall reasonably object.

         c.   Notice of Certain Events. The Company will immediately notify you
         (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         d. Copies of the Registration Statement. The Company will provide to you, without charge, as many signed and conformed copies of the Registration Statement (as originally filed) and each amendment thereto, including any post-effective amendment thereto (in each case including financial statements and schedules and exhibits thereto and documents incorporated by reference therein (including exhibits incorporated therein by reference to the extent not previously furnished to you)) as you may reasonably request.


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         e.   Copies of the Prospectus. The Company will provide to you as many copies of the Prospectus (as amended or supplemented) and Prospectus Supplement as you may reasonably request so long as you are required to deliver a Prospectus and Prospectus Supplement in connection with sales or solicitations of offers to purchase Notes covered by a Terms Agreement.

         f. Revisions of Prospectus -- Material Changes. If any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Exchange Act or the Trust Indenture Act or the respective rules or regulations of the Commission thereunder or any other law, the Company will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

         g. Earning Statements. The Company, as soon as practicable, but not later than 90 days after the close of the period covered thereby, will make generally available to its security holders a consolidated earning statement or statements of the Company and its subsidiaries (in form complying with the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder) covering each twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

         h. Blue Sky Qualifications. The Company will arrange for the registration or qualification of the Notes for offering and sale and the determination of their eligibility for investment under the securities or blue sky laws of such jurisdictions as you may designate and will continue such qualifications in effect for as long as may be necessary for the distribution of the Notes, provided, however, that in connection therewith the Company shall not be required to qualify to do business as a foreign corporation or as a broker-dealer or to execute a general consent to service of process in any jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         i. Stand-Off Agreement. During the period commencing on the date of any Terms Agreement and ending at the Closing Time therefor, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt



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         securities of the Company substantially similar to the Notes covered by such Terms Agreement (other than the Notes that are to be sold pursuant to the Terms Agreement and commercial paper in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

         j. Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Prospectus.

         4. Expenses. The Company will pay all reasonable costs and expenses (it being understood that you have no obligation or liability with respect to any costs or expenses hereunder deemed not to be reasonable) incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including, but not limited to, all costs and expenses incident to (i) the preparation, filing and printing or other production of documents (including word processing and duplication) with respect to such transactions, including any costs of printing the Registration Statement and any amendment thereto and the Prospectus and Prospectus Supplement and any amendment or supplement thereto, the Indenture, the Mortgage, the Form T-1's, this Agreement, each Terms Agreement and such other agreements related to the distribution of the Notes and any blue sky or legal investment memoranda (which shall include the reasonable disbursements of your counsel relating thereto),
(ii) all arrangements relating to the delivery to you of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation, printing, issuance and delivery of certificates evidencing the Notes and each Pledged Bond, (v) the qualification of the Notes and determination of their eligibility for investment under state securities and blue sky laws, including filing fees and fees and disbursements of your counsel, (vi) the fees and disbursements of the Note Trustee and the Mortgage Trustee and their counsel, (vii) the filing fees and expenses of the Commission relating to the Notes, (viii) any fees charged by investment rating agencies for the rating of the Notes, and (ix) the fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes.

         5. Conditions of Obligations. Your obligation pursuant to any Terms Agreement to solicit offers to purchase the Notes covered thereby as agent of the Company, the obligations of any purchasers of such Notes sold through you as agent, or your obligation to purchase such Notes as principal will be subject to the accuracy of the representations and warranties on the part of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         a. At the applicable Closing Time no stop order suspending the effectiveness of the Registration Statement shall be in effect under the Act or proceedings therefor initiated or threatened by the Commission.



         b.   At the applicable Closing Time you shall have received:



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         (1)  The favorable opinion, dated as of the applicable Closing Time, of
         Christopher C. Nern, Esq., Vice President and General Counsel for the Company, in form and substance satisfactory to you, to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Michigan, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

              (ii) the Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

              (iii) each of this Agreement and the applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

              (iv) each of the Indenture and the Mortgage has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

              (v) the forms of Notes covered by the applicable Terms Agreement have been duly authorized and established in conformity with the provisions of the Indenture and, when such Notes are executed by the Company and authenticated by the Note Trustee in accordance with the provisions of the Indenture and delivered to and duly paid for as contemplated hereby, such Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

              (vi) the Pledged Bond relating to the Notes covered by the applicable Terms Agreement has been duly authorized and established in conformity with



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         the provisions of the Mortgage and, when such Pledged Bond is executed by the Company and authenticated by the Mortgage Trustee in accordance with the provisions of the Mortgage and pledged to the Note Trustee as contemplated by the Indenture, such Pledged Bond will be secured by the lien of and entitled to the benefits of Mortgage and will be a valid and binding obligation of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the payments of the principal of, premium, if any, and interest on the Notes covered by the applicable Terms Agreement are secured by such Pledged Bond;

              (vii) the execution and delivery by the Company of this Agreement, the applicable Terms Agreement, the Notes, the Indenture, the Pledged Bond and the Mortgage, and the performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Notes, the Indenture, the Pledged Bond and the Mortgage will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, to the best of such counsel's knowledge after due inquiry, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge after due inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency not already obtained is required for the performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Notes, the Indenture, the Pledged Bond and the Mortgage, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Notes;

              (viii) the statements set forth under the headings         and
                                                                (except insofar
         as such statements specify the amount of bonds which could be issued)
         in the Prospectus and                        in the Prospectus
         Supplement, insofar as such statements purport to summarize certain provisions of the Indenture, the Notes, the Mortgage and the Pledged Bond, provide a fair summary of such provisions and the information with respect thereto required under the Act; and the statements set forth under the heading "Regulatory Matters" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein provide a fair summary of such legal matters, documents and proceedings and the information with respect thereto required under the Act;

              (ix) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration

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         Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required;

              (x) the Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission; and such counsel is of the opinion that (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) each part of the Registration Statement and Prospectus (except for financial statements and schedules indicated therein as to which such counsel need not express any opinion, and except for those parts of the Registration Statement that constitute the Forms T-1, as to the requirements of Form T-1), comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder;

              (xi) assuming that the Note Trustee holds the Pledged Bond relating to Notes covered by the applicable Terms Agreement as provided in the Indenture, the Indenture creates a valid and perfected first priority security interest in such Pledged Bond;

              (xii) the Company has good and marketable title to all properties standing of record in its name (which includes, without limitation, all of those properties, except pollution control facilities standing in the names of certain municipalities which are being purchased by the Company pursuant to installment sales contracts and the undivided ownership interest of Michigan Public Power Agency in a portion of the Belle River Power Plant, in each case as described in the Prospectus, which constitute or on which there are erected its principal plants, generating stations and substations and on which its general office and service buildings are constructed and all other important parcels of real estate) and improvements thereon, subject to the lien of the Mortgage and to minor exceptions and minor defects, irregularities and deficiencies which, in the opinion of the Company, do not materially impair the use of such property for the purpose for which it is held by the Company, and the Company has adequate rights to maintain and operate such of its transmission and distribution facilities as are located on public or other property owned by the Company; and

              (xiii) the Mortgage is a first lien (subject to no prior liens, charges, encumbrances or security interests, except current taxes and assessments not yet due and minor encumbrances which, in such counsel's opinion, do not materially impair the use of such property for the purpose for which it is held by the

         Company), duly filed and recorded, on substantially all of the Company's tangible properties and franchises (other than items purchased for resale in the ordinary course of business) and (subject to the necessity for particular filings and recordings in the case of certain personal property such as railroad rolling stock) will constitute a like lien on any such properties hereafter acquired by the Company except that any such after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by the Company, except that the Mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded and except that the Mortgage may not be effective as to property acquired subsequent to the filing of a case with respect to the Company under the Bankruptcy Code.

         (2) The favorable opinion, dated as of the applicable Closing Time, of Brown & Wood LLP, your counsel, with respect to matters set forth in subparagraphs (i), (iii) through (vi), inclusive and (viii) and (x) (insofar as such subparagraph relates to the effectiveness of the Registration Statement) of subsection (b)(1) of this Section. In rendering such opinion, Brown & Wood LLP may rely, as to matters of Michigan law, upon the opinion of Christopher C. Nern, Esq.

         (3)  In giving their opinions required by subsections (b)(1) and
         (b)(2), respectively, of this Section, Christopher C. Nern, Esq. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement, at the time the Registration Statement became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the Closing Time, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or Prospectus). In addition, with respect to the opinion contained in clause (x) of subsection (b)(1), Christopher C. Nern, Esq., may state that his opinion and belief are based upon his participation, or the participation of someone under his supervision, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         c.   At the time of the execution of this Agreement and at the
         applicable Closing Time you shall have received from               a
         letter in form and substance satisfactory to you, to the effect that:

              (i) they are independent accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

              (ii) in their opinion the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

              (iii) on the basis of a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries made available by the Company, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and committees thereof of the Company and each of its subsidiaries, and inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                    (A) the interim unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                    (B) at a specific date not more than five days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its subsidiaries or any decreases in stockholders' equity of the Company and its subsidiaries, in each case compared with amounts shown on the most recent unaudited consolidated balance sheet incorporated by reference in the Registration Statement, or for the period from a specified date not more than five days prior to the date of such letter there were any decreases, as compared with the corresponding period in the preceding years, in sales or net revenues of the Company and its consolidated subsidiaries, except in all instances for changes, decreases or increases as is set forth in such letter;

              (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries which are included in the Registration Statement and the Prospectus and the Prospectus Supplement and which are specified by you and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         d. At the applicable Closing Time the Company shall have furnished to you a certificate of the Company, signed by an executive officer of the Company, dated such date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, the Prospectus Supplement and this Agreement and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of the Company's knowledge, threatened; and

              (iii) since the date of the applicable Terms Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects (in any such case, not in the ordinary course of business) of the Company and its subsidiaries, except as set forth in or contemplated by the Prospectus.

         e. At the applicable Closing Time you shall have received such further certificates, documents or other information as they may have reasonably requested from the Company for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes and the related Pledged Bond as herein contemplated shall be satisfactory in form and substance to you.

         If any condition in this Section shall not have been fulfilled when and as provided in this Agreement, the applicable Terms Agreement may be terminated by such of you as may be named in such Terms Agreement by notice to the Company at or prior to the applicable Closing Time and any such termination shall be without liability of any party to any other party, except as provided in Section 4 hereof.

         6.   Indemnification and Contribution.

         a. The Company agrees to indemnify each of you and hold harmless each of you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein.

         b. Each of you severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

         c. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         d. In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from each offering of Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total proceeds from the offering appearing in the applicable Prospectus Supplement (net of underwriting discount or agent's commissions but before deducting expenses) received by the Company bear to the total underwriting discounts or commissions appearing in such Prospectus Supplement received by you. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. Each of the Company and you agrees that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee and agent of you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         7. Representations, Warranties, Agreements and Indemnities to Survive Delivery. The respective representations, warranties, agreements, indemnities and other statements of the Company, its respective officers and you set forth in this Agreement or the applicable Terms Agreement, or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of either of the Company, any of its officers or directors, you, any of your directors, officers, employees or agents or any controlling person referred to in Section 6 hereof, and (ii) each delivery of and payment for the Notes.

         8. Termination. (a) This Agreement may be terminated for any reason at any time by either the Company or the parties to whom this Agreement is addressed upon the giving of thirty days' written notice of such termination to the other party hereto. Such of you as may be named in a Terms Agreement may terminate such Terms Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change (in either case not in the ordinary course of business), in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or (ii) if there shall have occurred any material adverse change in the financial markets or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in the reasonable judgment of such of you as are named in such Terms Agreement, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority or if a banking moratorium shall have been declared by Federal, New York or Michigan authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to the attention of such of you as are named in such Terms Agreement any facts that would cause you to believe that the Prospectus or any amendment or supplement thereto, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

         (b) In the event of any such termination, no party will have any liability to any other party hereto, except as provided in Section 4, and provided, further, that Section 6 hereof shall survive such termination.

         9. Default. If one or more of you named in a Terms Agreement shall fail at the applicable Closing Time to purchase the Notes which you are obligated to purchase thereunder (the "Unpurchased Notes"), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of such of you as have not defaulted, or any other underwriters, to purchase all, but not less than all, of the Unpurchased Notes in such amounts as may be agreed upon and upon the terms set forth herein and in the applicable Terms Agreement. If, however, during such 36 hours you shall not have completed such arrangements for the purchase of all of the Unpurchased Notes, then:

         a. if the aggregate principal amount of Unpurchased Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to such Terms Agreement, such of you named in such Terms Agreement who have not defaulted shall be obligated to purchase the full amount thereof in the proportions that your respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all of you named in such Terms Agreement, or

         b. if the aggregate principal amount of Unpurchased Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to such Terms Agreement, such Terms Agreement shall terminate, without any liability on the part of any of you who have not defaulted or the Company.

         No action taken pursuant to this Section shall relieve any of you who have defaulted from liability in respect of any default of such of you who have defaulted under this Agreement and the applicable Terms Agreement.

         In the event of a default by any of you as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and effective only on receipt, and shall be mailed or delivered to the Company at: The Detroit Edison Company, 2000 Second Avenue, 853 W.C.B., Detroit, Michigan 48226, attention: Corporate Secretary;

              , or to such other person and place as may be specified in the applicable Terms Agreement. Any notice given hereunder may be made by telecopier, telephone or telegraph, but if so made shall be subsequently confirmed in writing.

         11. Successors. This Agreement shall inure to the benefit of and shall be binding upon you, the Company and any of you who becomes a party to any Terms Agreement and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any other person, firm or corporation, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement, or any provision herein or therein contained, this Agreement and any Terms Agreement and all conditions and provisions hereof and thereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, firm or corporation, except that
(i) the indemnities of the Company contained in Section 6 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of such of you as are named in the applicable Terms Agreement and any person or persons who control you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of such of you as are named in a Terms Agreement contained in Section 6 of this Agreement shall also be for the benefit of the directors of the Company, the directors and officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from you shall be deemed a successor because of such purchase.

         12. APPLICABLE LAW. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         13. Counterparts. This Agreement and each Terms Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

                                            Very truly yours,

                                            THE DETROIT EDISON COMPANY


                                            By:      ________________________
                                                     Name:
                                                     Title:

Confirmed and accepted as of
the date first above written:

[                   ]


By:      _____________________________
         Authorized Signatory


[               ]


By:      ______________________________
         Authorized Signatory


[               ]


By:      ______________________________
         Authorized Signatory

                                                                       Exhibit A

                           THE DETROIT EDISON COMPANY

                               $__________________

                            REMARKETED SECURED NOTES


                                 TERMS AGREEMENT


                                          Dated:                  , 19

TO:      The Detroit Edison Company
         2000 Second Avenue
         Detroit, Michigan  48226


Re:      Distribution Agreement dated             , 19   .

Registration Statement No. 333-
Agent or Principal
  Transaction:              [Agent] [Principal]
Title of Notes:
Principal Amount:           $______________
Denominations:                      $______________
Initial Interest Rate:
Initial Interest Rate
  Adjustment Date:
Initial Interest Rate
  Payment Date(s):
Date of Maturity:
[Agent's Commission:         ______% per Note.]
[Public Offering Price:             ______%, plus accrued interest, if any, from
                             __________,19__.

Purchase Price:                      _____%, plus accrued interest, if any, from
                             ____________, 19__ (payable in [same day][next day] funds)]

Current ratings:
Closing date and location:
Additional [Agents]
  [co-managers], if any:

[Each Underwriter severally agrees, subject to the terms and provisions of the above-referenced Distribution Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Notes set forth opposite its name.

         Name                            Principal Amount of Notes




                                          ------------------------

                                         Total . .                             ]
                                               ================================

                                         [AGENT(S)]
                                         [Managing Agents]


                                         By
                                           ---------------------------------
                                         [Acting on behalf of themselves
                                         and the other named Agents]


Accepted:

THE DETROIT EDISON COMPANY


By
  ------------------------



                                      A-2